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Exhibit 10.11

CHEROKEE INTERNATIONAL CORPORATION

2002 STOCK OPTION PLAN

Section 1.    General Purpose of Plan; Definitions.

        The name of this plan is the Cherokee International Corporation 2002 Stock Option Plan (the "Plan"). The Plan was adopted by the Board (as defined below) on July 30, 2003, subject to the approval of the stockholders of the Company (as defined below) holding a majority of the outstanding Shares (as defined below). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentive to Participants (as defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (1)   "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

          (2)   "Board" means the Board of Directors of the Company.

          (3)   "Committee" means any committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

          (4)   "Common Stock" means the common stock, par value $0.001 per share, of the Company.

          (5)   "Company" means Cherokee International Corporation, a Delaware corporation.

          (6)   "Disability" means the inability of a Participant to perform the essential functions of his or her position with the Company or any Parent or Subsidiary by reason of a physical or mental disability or infirmity, as determined by the Board in its sole discretion, (i) for a continuous period of more than ninety (90) days, or (ii) for one hundred twenty (120) days in any consecutive twelve (12) month period. The date of such Disability shall be the ninety-first consecutive day or the one hundred twenty-first day in any consecutive twelve (12) month period, as the case may be.

          (7)   "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

          (8)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (9)   "Fair Market Value" means, as of any given date, with respect to any Options granted hereunder, (A) if the Company is a Public Company, the closing sale price of a Share on such date on the principal securities exchange on which the Company's equity securities are listed or traded, or (B) if the Company is not a Public Company, (a) the fair market value of a Share, as determined in accordance with a method prescribed in the agreement evidencing any Option hereunder, or (b) unless otherwise determined by the Board, in its sole discretion, the fair market value of a Share as stated in the Company's financial statements for the most recently completed fiscal year, as audited or reviewed by the Company's independent accountants, or (c) if the Board determines otherwise, fair market value of a Share as determined by the Board in its sole discretion.

          (10) "Option" means an option to purchase Shares granted pursuant to Section 5 below.

          (11) "Parent" means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities in the chain (other than the Company) owns equity securities possessing 50% or more of the combined voting power of all classes of equity securities in one of the other entities in the chain.

          (12) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Options.

          (13) "Public Company" means a company that has equity securities that are listed on a national or regional securities exchange, or traded over the counter on the Nasdaq National Market.

          (14) "Sale of the Company" means (i) any liquidation or dissolution of the Company, (ii) a sale of all or substantially all of the Company's assets other than in the ordinary course of its business, (iii) a merger or consolidation involving the Company in which the Company is not the surviving entity or becomes a Subsidiary of another entity, or (iv) a sale or other acquisition for value of at least 51% of the Company's outstanding Shares by its stockholders.

          (15) "Securities Act" means the Securities Act of 1933, as amended from time to time.

          (16) "Shares" means shares of Common Stock, and any successor security.

          (17) "Stockholders' Agreement" means that certain Stockholders' Agreement, dated as of November 27, 2002, by and among the Company and certain of its securityholders, as may be amended or amended and restated from time to time.

          (18) "Subsidiary" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities (other than the last entity) in the unbroken chain owns equity securities possessing 50% or more of the total combined voting power of all classes of equity securities in one of the other entities in the chain.

Section 2.    Administration.

        The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. The provisions of Options granted hereunder need not be the same with respect to each Participant. Pursuant to the terms of the Plan, the Administrator shall have the power and authority:

          (a)   to select those Eligible Recipients who shall be Participants;

          (b)   to determine whether and to what extent Options are to be granted hereunder to Participants;

          (c)   to determine the number of Shares to be covered by Options granted hereunder;

          (d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of Options granted hereunder; and

          (e)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Options.

        The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Shares Subject to Plan.

        The total number of Shares reserved and available for issuance under the Plan shall be 5,500,000 shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

        To the extent that an Option expires or is otherwise terminated without being exercised, the Shares subject to such Option shall again be available for issuance in connection with future grants of Options under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future grants of Options under the Plan.

Section 4.    Eligibility.

        Eligible Recipients shall be eligible to be granted Options. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of Shares covered by each Option.

Section 5.    Options.    Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Participants who are granted Options shall enter into a subscription and/or option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

        Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable or as shall be set forth in the applicable subscription or option agreement:

          (a)    Exercise Price.    The exercise price per Share purchasable under Options shall be determined by the Administrator in its sole discretion at the time of grant, but shall not be less than 85% of the Fair Market Value of a Share on such date. To the extent required at the time of grant by California "Blue Sky" law with respect to any Option, if a Participant owns more than 10% of the combined voting power of all classes of equity securities of the Company or of any Parent or Subsidiary and an Option is granted to such Participant, the exercise price of such Option shall be no less than 110% of the Fair Market Value of a Share on the date such Option is granted.

          (b)    Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted.

          (c)    Exercisability.    Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that, to the extent required at the time of grant by the California "Blue Sky" law, Options granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any "Sale of the Company."

          (d)    Method of Exercise.    Subject to paragraph (c) of this Section 5 and to the terms of any applicable option or subscription agreements, Options may be exercised in whole or in part at any time during the Option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate exercise price in cash or its equivalent, as determined by the Administrator, for the purchased Shares. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, or (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (y) have an aggregate Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised. A Participant shall have the rights to dividends and any other rights of a stockholder of the Company with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, has complied with any other requirements of the subscription and/or option agreement and, if requested, has given the representation described in paragraph (b) of Section 9 below. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Share.

          (e)    Loans.    The Company or any Parent or Subsidiary may make loans available to Option holders in connection with the exercise of outstanding Options, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Option holders in favor of the Company or any Parent or Subsidiary, (ii) be subject to the terms and conditions set forth in this Section 5(e) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the aggregate exercise price, and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the holder's termination of service to the Company or to any Parent or Subsidiary shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, Shares having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

          (f)    Non-Transferability of Options.    Except by will or under the laws of descent and distribution, the Participant shall not be permitted to sell, transfer, pledge or assign any Option, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant.

          (g)    Termination of Employment or Service.    If a Participant's employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason, the Option may thereafter be exercised to the extent provided in the applicable subscription or option agreement, or as otherwise determined by the Administrator; provided, however, that if such termination occurs by reason of Participant's death or Disability, the Option shall be exercisable for a period of no less than six months following such termination; provided, further, if such termination occurs other than by reason of Participant's death or Disability or for Cause (as defined in the applicable subscription or option agreement), the Option shall be exercisable for a period of no less than thirty (30) days following such termination.

Section 6.    Significant Transactions.

        In connection with a proposed Sale of the Company, the Board may, in its sole discretion, determine the appropriate treatment, if any, of Options granted hereunder and may make such amendments to the Plan as are necessary to reflect such determination and that are consistent with the terms of any Options granted hereunder.

        Except as otherwise provided in this Section 6, in the event of any merger, reorganization, consolidation or other change in corporate structure affecting Shares, an equitable substitution or proportionate adjustment, if any, as determined by the Board or the Administrator, in either case in its sole discretion, may be made in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number and exercise price of Shares subject to outstanding Options granted under the Plan.

        Except as otherwise provided in this Section 6, in the event of any stock split, reverse stock split, distribution of stock, recapitalization, combination or reclassification of stock, an equitable substitution or proportionate adjustment, as determined by the Board or the Administrator, may be made in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number and exercise price of Shares subject to outstanding Options granted under the Plan.

        In connection with any event described in this section, the Board or Administrator may provide, in either case in its sole discretion, for the cancellation of any outstanding Options, or any portion thereof (whether vested or unvested). In connection with any such cancellation of vested Options, the Company shall make a payment, if any, to the Participant in cash or other property equal to the difference, if any, between the aggregate Fair Market Value of the Shares subject to the cancelled vested Options, or portion thereof, and the aggregate exercise price of the cancelled vested Options, or portion thereof.

Section 7.    Amendment and Termination.

        Subject to Section 6 of the Plan, the Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Option theretofore granted without such Participant's consent, or that, without the approval of the stockholders of the Company would:

          (a)   except as provided in Section 6 of the Plan, increase the total number of Shares reserved for issuance under the Plan;

          (b)   extend the maximum option period under paragraph (b) of Section 5 of the Plan.

        Notwithstanding the foregoing, stockholder approval under this Section 7 shall only be required at such time and under such circumstances as stockholder approval would be required under any applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company.

        The Administrator may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to Section 6 of the Plan, no such amendment shall impair the rights of any holder without his or her consent.

Section 8.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 9.    General Provisions.

        (a)   Shares shall not be issued pursuant to the exercise of any Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and, if the Company is a Public Company, the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)   The Administrator may require each person acquiring Shares hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof and to make such other reasonable representations as the Administrator shall request. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any applicable Federal or state securities law and, if the Company is a Public Company, any stock exchange upon which the Common Stock is then listed, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval in accordance with Section 7 hereof, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

        (d)   Each Participant shall, no later than the date as of which the value of an Option first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Option. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (e)   No Board member or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all Board members or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

        (f)    Unless the Board determines that the Plan is not intended to qualify for the exemption from qualification under Section 25120(o) of the Corporate Securities Law of 1968, as amended, the Company shall, pursuant to the provisions of Section 260.140.46 of Title 10 of the California Code of Regulations, provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant has one or more Options granted under the Plan outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of the Company's annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

        (g)   Unless the Board determines that the Plan is not intended to qualify for the exemption from qualification under Section 25120(o) of the Corporate Securities Law of 1968, as amended, the provisions of Sections 260.140.41 and 260.140.45 of Title 10 of the California Code of Regulations are incorporated herein by reference.

        (h)   Except as otherwise provided by the Administrator, all Shares delivered under the Plan shall be subject to the terms and conditions of the Stockholders' Agreement and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Section 10.    Stockholder Approval; Effective Date of Plan.

        (a)   The grant of any Option hereunder shall be contingent upon approval of the Plan by the stockholders of the Company holding a majority of the outstanding Shares being obtained within 12 months before or after the date the Board adopts the Plan.

        (b)   The Plan shall become effective (the "Effective Date") on July 30, 2003.

Section 11.    Term of Plan.

        No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Options theretofore granted may extend beyond that date.

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CHEROKEE INTERNATIONAL CORPORATION 2002 STOCK OPTION PLAN